UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway Suite 550 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Commitment Agreement

On March 16, 2022, Quantum Corporation (the “Company”) entered into an Investment Commitment Agreement (the “Investment Commitment Agreement”) with Neuberger Berman Investment Advisers LLC (“Neuberger Berman”), acting on behalf of itself and certain funds managed by it, OC II FIE V LP, OC III LVS XI LP (together, “OC Funds”), BRF Investments, LLC, B. Riley Securities, Inc., and BRC Partners Opportunity Fund, LP (collectively, “B. Riley”) (collectively with the funds managed and accounts advised by Neuberger Berman and OC Funds, the “Committed Purchasers”), in connection with the rights offering (the “Rights Offering”) described in Item 8.01 of this Current Report on Form 8-K.

Pursuant to the Investment Commitment Agreement, the Committed Purchasers have agreed to exercise their basic subscription rights in full, and funds managed and accounts advised by Neuberger Berman and OC Funds have further agreed to exercise over-subscription rights for the unsubscribed portion of the basic subscription rights, up to an aggregate of approximately $53.5 million in the Rights Offering, at a price per whole share of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to the subscription price, subject to certain ownership limitations, including pro rata adjustments, if any, and other conditions as set forth in the Investment Commitment Agreement (the “Investment Commitment”). The Investment Commitment Agreement contains customary representations, warranties and covenants by the parties, customary conditions to closing, other obligations of the parties, and termination provisions. The closing of the transactions contemplated under the Investment Commitment Agreement are expected to occur as soon as practicable following the expiration of the Rights Offering.

As of March 15, 2022, B. Riley beneficially owned approximately 5.4 million shares of the Company’s outstanding shares of Common Stock, and the funds managed and accounts advised by Neuberger Berman beneficially owned approximately 6.9 million shares of the Company’s outstanding shares of Common Stock.

The Company will not pay a fee to the Committed Purchasers in connection with the Investment Commitment. However, the Company has agreed to reimburse up to an agreed amount of each Committed Purchaser’s reasonable and documented out-of-pocket expenses in connection with the Investment Commitment Agreement.

The above description of the Investment Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Commitment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Term Loan Credit and Security Agreement

On March 15, 2022, the Company entered into an amendment (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), with Quantum LTO Holdings, LLC, the borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent for such lenders.

The Term Loan Amendment amends certain terms of the Term Loan Credit Agreement, including to (a) waive compliance with the total net leverage ratio financial covenant for the four fiscal quarter period ending March 31, 2022, (b) waive compliance with the minimum liquidity financial covenant for the fiscal quarter ending March 31, 2022, and (c) permit the Company to retain a portion of the cash proceeds of a public offering of the Company’s Common Stock.

Amendment to Amended and Restated Revolving Credit Agreement

On March 15, 2022, the Company entered into an amendment (the “Revolver Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), with Quantum LTO Holdings, LLC, the borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders.

The Revolver Amendment amends certain terms of the Revolving Credit Agreement, including to (a) waive compliance with the fixed charge coverage ratio and total net leverage ratio financial covenants for the four fiscal quarter period ending March 31, 2022, and (b) waive compliance with the minimum liquidity financial covenant for the fiscal quarter ending March 31, 2022.

The foregoing descriptions of the Term Loan Amendment and the Revolver Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Amendment and the Revolver Amendment, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, to this Current Report on Form 8-K and the Term Loan Agreement and the Revolving Credit Agreement, which were previously filed with the Securities and Exchange Commission, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 17, 2022, the Company issued a press release announcing a distribution with respect to each share of Common Stock, including shares of Common Stock issuable upon the exercise of certain warrants, outstanding as of 5:00 p.m. Eastern Time on March 25, 2022 (the “Record Date”), of one subscription right to purchase approximately 0.422572999 of a share of Common Stock at a subscription price per share equal to $2.25 per whole share. The Company expects to commence the Rights Offering on or about March 29, 2022 by distributing rights to holders of Common Stock and holders of certain outstanding warrants to purchase shares of Common Stock issued by the Company on December 27, 2018 and June 16, 2020 (the “Participating Warrants”) as of the Record Date. The subscription rights will expire on or about April 18, 2022. Fractional shares will not be issued, and shares issuable upon the exercise of subscription rights will be rounded down to the nearest whole number of shares. The Rights Offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to pro rata adjustments, if any. As noted above, the Committed Purchasers have agreed to exercise their basic subscription rights in full and funds managed and accounts advised by Neuberger Berman and OC Funds have agreed to exercise over-subscription rights for the unsubscribed portion of the basic subscription rights, up to an aggregate of approximately $53.5 million in the Rights Offering, subject to certain ownership limitations and other conditions, including pro rata adjustments, if any, as set forth in the Investment Commitment Agreement. The subscription rights will be non-transferable. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Rights Offering will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-250976) filed with the Securities and Exchange Commission (the “SEC”), which became effective on December 9, 2020, and a prospectus supplement to be filed with the SEC as soon as practicable following the Record Date. The securities may not be sold, nor may offers to buy be accepted, before the prospectus supplement is filed with the SEC. The information herein, including the expected timing and terms of the planned Rights Offering, is not complete and is subject to change. The Company reserves the right to cancel or terminate the planned Rights Offering, subject to certain conditions, at any time.

The subscription agent for the Rights Offering will be Computershare Trust Company, N.A.

This Current Report on Form 8-K, including Exhibits 10.1 and 99.1, shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

Exhibits Number	Description

10.1	Investment Commitment Agreement, dated as of March 16, 2022, by and among the Company, Neuberger Berman Investment Advisers LLC, OC II FIE V LP, OC III LVS XI LP, BRF Investments, LLC, B. Riley Securities, Inc., and BRC Partners Opportunity Fund, LP.

10.2	Second Amendment to Term Loan Credit and Security Agreement, dated as of March 15, 2022, by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent.

10.3	Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of March 15, 2022, by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent.

99.1	Press Release dated March 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2022	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Legal and Compliance Officer, and Secretary